UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date Of Report  (Date Of Earliest Event Reported):  March 25, 2004

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 99:   Press Release announcing the Agreement

Item 9.           Regulation FD Disclosure

On March 25, 2004, ADC Telecommunications, Inc., a Minnesota corporation (“ADC”) and GenTek, Inc., a Delaware corporation (“GenTek”), announced the signing of a definitive agreement (the “Agreement”), relating to ADC’s acquisition of the Krone Group of companies from GenTek.  The Agreement is subject to certain conditions, including receipt of required regulatory approvals.

ADC’s press release announcing the Agreement is filed as Exhibit 99 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: March 25, 2004	By:	/s/ Gokul V. Hemmady
Gokul V. Hemmady
Vice President & Chief Financial Officer

ADC TELECOMMUNCIATIONS, INC.

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release describing the Agreement.